EXHIBIT 6(a)

                             DISTRIBUTION AGREEMENT


                              THE PBHG FUNDS, INC.

     THIS AGREEMENT is made as of this 1st day of July, 1996 between The PBHG Funds, Inc. (the "Company"), a Maryland corporation, and SEI Financial Services Company (the "Distributor"), a Pennsylvania corporation.

     WHEREAS, the Company is registered as an investment company with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), and is authorized to issue shares of common stock ("Shares") in separately designated series ("Funds"), each with its own objectives, investment program, policies and restrictions; and

     WHEREAS, the Company has registered the Shares of the Funds under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to a registration statement on Form N-1A (the "Registration Statement"), including a prospectus ("Prospectus") and a statement of additional information ("Statement of Additional Information"); and

     WHEREAS, the Company has adopted a Service Plan Pursuant to Rule 12b-1 under the 1940 Act (the "Service Plan") with respect to one of its classes of shares, i.e., the Trust Class, and may enter into related agreements providing for the distribution of the Shares of the Funds; and

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

     WHEREAS, the Company wishes to continue to engage the services of the Distributor as principal underwriter and distributor of the Shares of the Funds that now exist and that hereafter may be established, which are listed on Exhibit A to this Agreement as may be amended from time to time, and the Distributor is willing to continue to serve in that capacity.

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Appointment of Distributor.

          (a) The Company hereby appoints the Distributor as principal underwriter and distributor of the Funds of the Company to sell the Shares of the Funds in jurisdictions wherein the Shares may be legally offered for sale. The Distributor shall be the exclusive agent for the distribution of Shares of the Funds; provided, however, that the Company in its absolute discretion may issue Shares of the Funds otherwise than through the Distributor in connection with (i) the payment or reinvestment of dividends or


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     distributions, (ii) any merger or consolidation of the Company or a Fund with any other investment company or trust or any personal holding company, or the acquisition of the assets of any such entity by the Company or any Fund, and (iii) any offer of exchange authorized by the Board of Directors of the Company. Notwithstanding any other provision hereof, the Company may terminate, suspend, or withdraw the offering of the Shares of a Fund whenever, in its sole discretion, it deems such action to be desirable.

          (b) The Distributor agrees that it will use all reasonable efforts, consistent with its other business, in connection with the distribution of Shares of the Company; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the state Blue Sky laws of any jurisdiction when it determines it would be uneconomical for it to do so or to maintain its registration in any jurisdiction in which it is now registered nor obligate the Distributor to sell any particular number of Shares. The Distributor is currently registered as a broker-dealer or exempt from registration in all jurisdictions listed in Exhibit B hereto. The Distributor shall promptly notify the Company in the event it fails to maintain its registration in any jurisdiction in which it is currently registered. The Distributor shall sell Shares of the Funds as agent for the Company at prices determined as hereinafter provided and on the terms set forth herein, all according to applicable federal and state Blue Sky laws and regulations and the Articles of Incorporation and ByLaws of the Company. The Distributor may sell Shares of the Funds to or through qualified brokers, dealers or others and shall require each such person to conform to the provisions hereof, the Registration Statement, the then current Prospectus and Statement of Additional Information, and applicable law. Neither the Distributor nor any such person shall withhold the placing of purchase orders for Shares so as to make a profit thereby.

          (c) The Distributor shall order Shares of the Funds from the Company only to the extent that it shall have received purchase orders therefor. The Distributor will not make, or authorize any brokers, dealers, or others to make, (i) any short sales of Shares or (ii) any sales of Shares to any Director or officer of the Company, the Distributor, or any corporation or association furnishing investment advisory, managerial, or supervisory services to the Company, or to any such corporation or association, unless such sales are made in accordance with the Company's then current Prospectus and Statement of Additional Information.

          (d) The Distributor is not authorized by the Company to give any information or to make any representation other than those contained in the then current Prospectus, Statement of Additional Information, and Fund shareholder reports ("Shareholder Reports"), or in supplementary sales materials specifically approved by the Company. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been approved by the Company prior to their use.

     2. Offering Price of Shares. All Shares of each Fund sold under this Agreement shall be sold at the public offering price per Share in effect at the time of the sale as described in the Company's then current Prospectus and Statement of Additional Information; provided,


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however, that any public offering price for the Shares shall be the net asset value per Share, as determined in the manner described in the Company's then current Prospectus and/or Statement of Additional Information. At no time shall the Company receive less than the full net asset value of the Shares, determined in the manner set forth in the then current Prospectus and/or Statement of Additional Information.

     3. Registration of Shares. The Company agrees that it will take all actions necessary to register Shares under the Federal and state Blue Sky securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration.

     4. Service Plan Payments.

          (a) The Company has adopted a Service Plan pursuant to Rule 12b-1 under 1940 Act to enable the Trust Class Shares of each Fund to directly and indirectly bear certain expenses relating to the distribution of such Shares. Pursuant to such Service Plan, the Company shall be entitled to pay to financial intermediaries, plan fiduciaries, and investment professionals ("Service Providers") a shareholder servicing fee at the aggregate annual rate of up to 0.25% of each Fund's average daily net assets attributable to Trust Class Shares. The shareholder servicing fee is intended to compensate Service Providers for providing to shareholders or the underlying beneficial owners of Trust Class Shares: (a) personal support services; (b) distribution assistance and distribution support services; and (c) account maintenance services. In addition, insurance companies or their affiliates may be paid the shareholder servicing fee described in this Section 5 for providing similar services to variable annuity or variable life insurance contract holders ("Contract Holders") or their participants for which such insurance companies are not otherwise compensated by Contract Holders or participants.

          (b) The Distributor shall prepare and deliver written reports to the Board of Directors of the Company on a regular basis (at least quarterly) setting forth the payments made to Service Providers pursuant to the Service Plan, and the purposes for which such expenditures were made, as well as any supplemental reports as the Board of Directors of the Company may from time to time reasonably request.

     5. Payment of Expenses.

          (a) Except as otherwise provided herein, the Distributor shall pay, or arrange for others to pay, all of the following expenses: (i) payments to sales representatives of the Distributor and at the discretion of the Distributor to qualified brokers, dealers and others in respect of the sale of Shares of the Funds; (ii) compensation and expenses of employees of the Distributor who engage in or support distribution of Shares of the Funds or render shareholder support services not otherwise provided by the Company's transfer and shareholder servicing agent; and (iii) the cost of obtaining such information, analyses, and reports with respect to marketing and promotional activities as the Company may from time to time reasonably request.


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          (b) The Company shall pay, or arrange for others to pay, the following expenses: (i) preparation, printing, and distribution to shareholders of Prospectuses and Statements of Additional Information; (ii) preparation, printing, and distribution of Shareholder Reports and other communications required by law to shareholders; (iii) registration of the Shares of the Funds under the federal securities laws; (iv) qualification of the Shares of the Funds for sale in such states as the Distributor and the Company may approve; (v) maintaining facilities for the issue and transfer of Shares;
     (vi) supplying information, prices, and other data to be furnished by the Company under this Agreement; and (vii) taxes applicable to the sale or delivery of the Shares of the Funds or certificates therefor.

          (c) In connection with the Distributor's distribution of sales materials, Prospectuses, Statements of Additional Information, and Shareholder Reports to potential investors in the Company, the Company shall make available to the Distributor such number of copies of such materials as the Distributor may reasonably request. The Company shall also furnish to the Distributor copies of all information, financial statements and other documents the Distributor may reasonably request for use in connection with the distribution of Shares of the Company. The Company will enter into arrangements providing that persons other than the Company will bear any and all expenses of preparing, printing and providing to the Distributor, sales materials, Prospectuses, Statements of Additional Information and Shareholder Reports for distribution to potential investors in the Company.

     6. Compensation. It is understood that the Distributor will not receive any commissions or other compensation for acting as the Company's principal underwriter and distributor.

     7. Repurchase of Shares. The Distributor as agent and for the account of the Company may repurchase Shares of the Funds offered for resale to it and redeem such Shares at their net asset value determined as set forth in the then current Prospectus and Statement of Additional Information.

     8. Indemnification of Distributor. The Company agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim, or expense, and any reasonable counsel fees and disbursements incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the Registration Statement, Prospectuses, Statements of Additional Information, Shareholder Reports or other information filed or made public by the Company (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Company does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Company by or on behalf of the Distributor.


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     In no case (i) is the indemnity of the Company to be deemed to protect the
Distributor against any liability to the Company or its shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its failure to exercise due care in rendering its services and duties under this Agreement, or (ii) is the Company to be liable to the Distributor under the indemnity agreement contained in this section with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Company in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Company of any claim shall not relieve the Company from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this section.

     The Company shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Company elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Company and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Company does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

     The Company agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of its Shares.

     9. Indemnification of Company. The Distributor covenants and agrees that it will indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense, and reasonable counsel fees and disbursements incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging (i) a wrongful act or deed of the Distributor or any of its employees or sales representatives, or (ii) that the Registration Statement, Prospectuses, Statements of Additional Information, shareholder reports or other information filed or made public by the Company (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as any such statements or omissions were made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Distributor.

     In no case (i) is the indemnity of the Distributor in favor of the Company or any other person indemnified to be deemed to protect the Company or any other person against any


                                       -5-

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liability to which the Company or such other person would otherwise be subject by reason of willful misfeasance or bad faith in the performance of its duties or by reason of its failure to exercise due care in rendering its services and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this section with respect to any claim made against the Company or any person indemnified unless the Company or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Company or upon any person (or after the Company or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Company or any person against whom the action is brought otherwise than on account on its indemnity agreement contained in this section.

     The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants, whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

     The Distributor agrees to notify the Company promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Company's Shares.

     10. Term and Termination.

          (a) This Agreement shall become effective as of the date hereof. Unless sooner terminated as herein provided, this Agreement shall remain in full force and effect for two (2) years from the effective date and thereafter for successive periods of one year, but only so long as each such continuance is specifically approved at least annually (i) either by vote of a majority of the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the company, and (ii) by vote of a majority of the Directors of the Company who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of the Service Plan or in this Agreement or any other agreement related to the Service Plan (the "Rule 12b-1 Directors"), cast in person at a meeting called for the purpose of voting on such approval.

          (b) This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors of the Company or a majority of the Rule 12b-1 Directors, by vote of a majority of the outstanding voting securities of the Company, or by the Distributor, on not less than ninety
     (90) days' written notice to the other party or upon such shorter notice as may be mutually agreed upon.


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          (c) This Agreement shall automatically terminate in the event of its assignment.

          (d) The indemnification provisions contained in Sections 8 and 9 of this Agreement shall remain in full force and effect regardless of any termination of this Agreement.

     11. Amendment. No provisions of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. If the Company should at any time deem it necessary or advisable in the best interests of the Company that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or other governmental authority or to obtain any advantage under state or federal tax laws and notifies Distributor of the form of such amendment, and the reasons therefor, and if Distributor should decline to assent to such amendment, the Company may terminate this Agreement forthwith. If Distributor should at any time request that a change be made in the Company's Articles of Incorporation or By-Laws or in its methods of doing business, in order to comply with any requirements of Federal law or regulations of the SEC, or of a national securities association of which Distributor is or may be a member relating to the sale of Shares, and the Fund should not make such necessary change within a reasonable time, Distributor may terminate this Agreement forthwith.

     12. Independent Contractor. Distributor shall be an independent contractor and neither Distributor nor any of its officers, directors, employees, or representatives is or shall be an employee of the Company in the performance of Distributor's duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

     13. Definition of Certain Terms. For purposes of this Agreement the terms "assignment," "interested person," "majority of the outstanding voting securities," and "principal underwriter" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted to either the Distributor or the Company by the SEC, or such interpretative positions as may be taken by the SEC or its staff under the 1940 Act.

     14. Notice. Any notice under this Agreement shall be deemed to be sufficient if it is given in writing, addressed and delivered, or mailed postpaid (a) if to the Distributor, to SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658; and (b) if to the Company, to Pilgrim Baxter & Associates, Ltd., 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087-1590, Attention: Michael Harrington.

     15. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect construction or effect.


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     16. Interpretation. Nothing herein contained shall be deemed to require the
Company or the Distributor to take any action contrary to its Articles of Incorporation or ByLaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of its responsibility for and control of the conduct of the affairs of the Company.

     17. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Pennsylvania or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     18. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Company and Distributor have each duly executed this Agreement, as of the day and year above written.


ATTEST:                                     THE PBHG FUNDS, INC.


/s/                                         By: /s/
----------------------------------              -------------------------------
Title:                                          Title:



ATTEST:                                     SEI FINANCIAL SERVICES COMPANY


 /s/                                        By: /s/
----------------------------------              -------------------------------
Title:                                          Title:


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                                    EXHIBIT A

                              THE PBHG FUNDS, INC.

     The PBHG Funds, Inc. consists of the following Funds:

                  PBHG Growth Fund

                  PBHG Emerging Growth Fund

                  PBHG Core Growth Fund

                  PBHG Select Equity Fund

                  PBHG Large Cap Growth Fund

                  PBHG Technology & Communications Fund

                  PBHG International Fund

                  PBHG Cash Reserves Fund

                  PBHG Limited Fund

                  PBHG Large Cap 20 Fund

                  PBHG Large Cap Value Fund

                  PBHG Mid-Cap Value Fund


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                  PBHG Strategic Small Company Fund

                  PBHG Small Cap Value Fund


Date:             April 1, 1997


ATTEST:                                     THE PBHG FUNDS, INC.


/s/                                         By: /s/
----------------------------------              -------------------------------
Title:                                          Title:



ATTEST:                                     SEI FINANCIAL SERVICES COMPANY


/s/                                         By: /s/
----------------------------------              -------------------------------
Title:                                          Title:


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                                    EXHIBIT B


The Distributor is currently registered as a broker-dealer or exempt from registration in the following jurisdictions:

         All 50 states and Puerto Rico.


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